Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 7, 2012 (October 16, 2012 as to Note 2) relating to the balance sheet of The WhiteWave Foods Company (which report expresses an unqualified opinion and includes an emphasis of matter paragraph regarding a change in capital structure) included in Registration Statement No. 333-183112.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

October 25, 2012